Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 594-7794

BOK Financial Reports Quarterly Earnings of $76 Million
Board of Directors Approves 2 Cent Increase in Quarterly Dividend
Tenth Consecutive Year of Dividend Increases
TULSA, Okla. (Wednesday, October 29, 2014) - BOK Financial Corporation reported net income of $75.6 million or $1.09 per diluted share for the third quarter of 2014. Net income was $75.9 million or $1.10 per diluted share for the second quarter of 2014 and $75.7 million or $1.10 per diluted share for the third quarter of 2013.

President and Chief Executive Officer Steven G. Bradshaw stated, “Financial performance was solid in the third quarter. We delivered strong profitability while executing on several strategic objectives, including positioning our balance sheet for an expected rising interest rate environment in 2015 and investing in our information technology infrastructure.”

“Loan growth remained robust and revenue from fee generating businesses was up 9.2% compared to last year’s third quarter. Credit quality is strong, as we realized net recoveries for the fourth consecutive quarter, and our balance sheet continues to benefit from industry-leading capital strength and liquidity.”

“Going forward, we believe that our diversified business model, presence in growth markets, and ability to deploy capital in accretive acquisitions will continue to drive long-term shareholder value.”
Highlights of third quarter of 2014 included:

•
Net interest revenue totaled $166.8 million for the third quarter of 2014, largely unchanged compared to the second quarter of 2014. Net interest margin was 2.67% for the third quarter of 2014 and 2.75% for the second quarter of 2014. The net interest margin decrease resulted from increased deposits at the Federal Reserve Bank funded by Federal Home Loan Bank borrowings and continued pressure on loan pricing.

•
Fees and commissions revenue totaled $158.5 million for the third quarter of 2014, compared to $164.1 million for the second quarter. Brokerage and trading revenue decreased $3.8 million and mortgage banking revenue decreased $2.5 million.

•
Change in fair value of mortgage servicing rights, net of economic hedges, increased pre-tax net income in the third quarter of 2014 by $4.8 million and decreased pre-tax net income in the second quarter of 2014 by $1.5 million.

•
Operating expense was $221.8 million for the third quarter, an increase of $7.1 million over the previous quarter. Personnel expense decreased $671 thousand. Non-personnel expense increased $7.8 million primarily due to increased risk management and compliance expenses. Repossessed asset costs were up due to asset impairment charges.

•	No provision for credit losses was recorded in the third or second quarter of 2014. Net recoveries totaled $476 thousand in the third quarter of 2014 and $2.0 million in the previous quarter.

•
The combined allowance for credit losses totaled $192 million or 1.41% of outstanding loans at September 30, 2014 compared to $192 million or 1.43% of outstanding loans at June 30, 2014. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $144 million or 1.06% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2014 and $145 million or 1.09% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2014.

•
Average loans increased by $254 million over the previous quarter due primarily to growth in commercial and commercial real estate loans. Average commercial loans were up $202 million and average commercial real estate loans increased $68 million. Period-end outstanding loan balances were $13.7 billion at September 30, 2014, a $257 million increase over June 30, 2014. Commercial loan balances increased $204 million and commercial real estate loans increased $69 million.

•
Average deposits decreased $270 million compared to the previous quarter. A decrease in interest-bearing transaction accounts was partially offset by an increase in average demand deposit balances. Period-end deposits were $20.3 billion at September 30, 2014, a $283 million decrease from June 30, 2014. Period-end interest-bearing transaction deposit balances decreased, partially offset by an increase in demand deposit balances.

•
The Company's Tier 1 common equity ratio, as defined by banking regulations, was 13.54% at September 30, 2014 and 13.46% at June 30, 2014. The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized. The Company's Tier 1 capital ratio was 13.71% at September 30, 2014 and 13.63% at June 30, 2014. Total capital ratio was 15.09% at September 30, 2014 and 15.38% at June 30, 2014. The Company's leverage ratio was 10.22% at September 30, 2014 and 10.26% at June 30, 2014.

•
The Company paid a regular quarterly cash dividend of $28 million or $0.40 per common share during the third quarter of 2014. On October 28, 2014, the board of directors approved an increase in the quarterly cash dividend to $0.42 per common share payable on or about December 1, 2014 to shareholders of record as of November 14, 2014.

Net Interest Revenue
Net interest revenue was $166.8 million for the third quarter of 2014, largely unchanged compared to the second quarter of 2014. Net interest margin was 2.67% for the third quarter of 2014, a decrease of 8 basis points compared to the second quarter of 2014.
The yield on average earning assets was 2.93%, a decrease of 9 basis points compared to the prior quarter. The loan portfolio yield decreased 7 basis points from the previous quarter to 3.78%, from continued market pricing pressure. The yield on the available for sale securities portfolio decreased 1 basis point to 1.95%. Excess cash flows continue to be reinvested in short-duration securities that yield around 2%. Funding costs were down 1 basis point compared to the prior quarter to 0.41%.
Average earning assets increased $688 million during the third quarter of 2014, primarily related to a $583 million increase in interest-bearing cash and cash equivalents. A $274 million decrease in the available for sale securities portfolio was partially offset by growth in average loan balances of $254 million. The average balance of residential mortgage loans held for sale and restricted equity securities also increased over the prior quarter. Average deposits decreased $270 million compared to the second quarter of 2014. The average balance of borrowed funds increased $897 million primarily due to increased borrowings from the Federal Home Loan Bank.
"We remain on track with our plans to better position the balance sheet for a rising rate environment. Year-to-date, the amortized cost of our securities portfolio decreased by $921 million, while total loans have increased by $891 million. Our goal is to allow normal monthly run-off to decrease the securities portfolio by roughly an additional $300 million by the end of 2014, replacing those securities with high-quality loans to commercial borrowers," Steven Nell, Chief Financial Officer noted. "At the end of August, we increased our borrowings from the Federal Home Loan Bank by approximately $1.5 billion, earning a small spread by depositing the proceeds with the Federal Reserve. While the income impact was not very large, the risk/return trade-off was quite compelling. On a full-quarter basis, pre-tax net income will increase by approximately $800 thousand, net interest margin will decrease by 15 basis points. The Tier 1 leverage ratio will also decline by approximately 50 basis points."
Fees and Commissions Revenue
Fees and commissions revenue totaled $158.5 million for the third quarter of 2014, a decrease of $5.5 million compared to the second quarter of 2014, primarily due to a decrease in brokerage and trading and mortgage banking revenues. All other revenue sources were largely unchanged compared to the previous quarter.
Brokerage and trading revenue totaled $35.3 million, a decrease of $3.8 million compared to the prior quarter. The second quarter included $1.6 million of recoveries received from the Lehman Brothers and MF Global bankruptcies. Excluding these recoveries, customer hedging revenue increased by $2.6 million. Securities trading revenue decreased $2.9 million and retail brokerage fees were $1.9 million lower than the prior quarter, both largely due to lower interest rate volatility. Investment banking continued to perform well, largely unchanged compared to the second quarter.

Mortgage banking revenue totaled $26.8 million for the third quarter of 2014, a decrease of $2.5 million compared to the second quarter of 2014. Revenue from mortgage loan production decreased $3.0 million. Net realized gains from loans funded and sold into the secondary market increased $4.4 million over the second quarter, primarily driven by a $354 million increase in loans sold. Average gains on sale margin decreased 3 basis points compared to the second quarter, primarily due to increased activity in our correspondent origination channel. The valuation on loan commitments and loans that have closed but have not yet been sold, net of forward sales contracts at the end of the third quarter was $7.4 million less than at the end of the second quarter of 2014. Revenue from mortgage loan servicing grew by $518 thousand due to an increase in the volume of loans serviced.
Operating Expense
Total operating expense was $221.8 million for the third quarter of 2014, an increase of $7.1 million over the second quarter of 2014.
Personnel costs decreased by $671 thousand compared to the second quarter of 2014. Regular compensation expense increased $1.6 million, offset by a $2.4 million seasonal decrease in payroll taxes. Incentive compensation expense was unchanged compared to the prior quarter.
Non-personnel expense increased $7.8 million over the second quarter of 2014. Net losses and operating expenses of repossessed assets increased $3.8 million over the prior quarter, primarily due to the write-downs of two properties identified through regularly scheduled annual appraisal updates. Professional fees and services expense increased $3.7 million largely due to increased risk management and regulatory compliance costs.
"We continue to invest in our risk management capabilities," said Chief Risk Officer Don Parker. "Those investments included a one-time, independent assessment of certain capabilities which increased professional fees by $2.2 million in the third quarter."
Loans, Deposits and Capital
Loans
Outstanding loans were $13.7 billion at September 30, 2014, an increase of $257 million over the previous quarter. Commercial, commercial real estate and consumer balances all grew over the prior quarter, partially offset by a decrease in residential mortgage loan balances.
Outstanding commercial loan balances increased $204 million or 2% over June 30, 2014. Energy loans grew by $132 million and service sector loans grew by $111 million over the prior quarter. Manufacturing sector loans increased $27 million over the second quarter. Wholesale/retail sector loans decreased $45 million and healthcare sector loans decreased $12 million. Unfunded energy loan commitments increased by $28 million in the third quarter to $2.8 billion. All other unfunded commercial loan commitments totaled $3.8 billion at September 30, 2014, an increase of $85 million over June 30, 2014.

Commercial real estate loans grew by $69 million or 3% over June 30, 2014. Loans secured by multifamily residential properties were up $62 million. Loans secured by office buildings increased $45 million and loans secured by industrial facilities grew by $29 million. Loans secured by retail facilities decreased $31 million and other commercial real estate loan balances decreased $27 million. Residential construction and land development loan balances decreased $9.6 million from June 30, 2014. Unfunded commercial real estate loan commitments totaled $658 million at September 30, 2014, a $55 million increase over June 30, 2014.

Chief Operating Officer Daniel H. Ellinor added, “Loan growth remained solid in the third quarter. Total loan growth was 2% for the quarter or nearly 8% annualized. Total commercial loans and commercial real estate loans were both up 10% annualized.”

“Our energy portfolio delivered a second consecutive quarter of robust double-digit annualized loan growth, with a full pipeline of new opportunities heading into the fourth quarter. We also saw strong growth in the commercial services portfolio. Looking forward, we continue to believe our goal to deliver double-digit loan growth for the year is attainable.”
Deposits
Deposits totaled $20.3 billion at September 30, 2014, a decrease of $283 million compared to June 30, 2014. Interest-bearing transaction account balances decreased $454 million. Demand deposit balances grew by $130 million and time deposits were up $49 million over June 30. Among the lines of business, commercial deposits decreased $227 million and wealth management deposits decreased $54 million. Consumer deposits were up $72 million over June 30.
Capital
The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at September 30, 2014. The Company's Tier 1 capital ratio was 13.71% at September 30, 2014 and 13.63% at June 30, 2014. The total capital ratio was 15.09% at September 30, 2014 and 15.38% at June 30, 2014. In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 9.86% at September 30, 2014 and 10.20% at June 30, 2014. The decrease was primarily due to increased borrowing from the Federal Home Loan Bank deposited with the Federal Reserve to earn a small spread.
In July 2013, banking regulators issued final revised regulatory capital rules for substantially all U.S. banking organizations. The new capital rules, which will be effective for BOK Financial on January 1, 2015, establish a 7% threshold for the Tier 1 common equity ratio. The Company expects to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital, consistent with the treatment under current capital rules. BOK Financial's Tier 1 common equity ratio based on the existing capital rule was 13.54% as of September 30, 2014. Based on our interpretation of the new capital rule, our estimated Tier 1 common equity ratio on a fully phased-in basis would be 12.60%, 560 basis points above the 7% regulatory threshold.

Credit Quality
Nonperforming assets totaled $265 million or 1.92% of outstanding loans and repossessed assets at September 30, 2014 compared to $255 million or 1.88% of outstanding loans and repossessed assets at June 30, 2014. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $144 million or 1.06% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2014 and $145 million or 1.09% at June 30, 2014, a decrease of $1.3 million.
Nonaccruing loans totaled $97 million or 0.71% of outstanding loans at September 30, 2014 compared to $97 million or 0.72% of outstanding loans at June 30, 2014. New nonaccruing loans identified in the third quarter totaled $19 million, offset by $8.6 million in payments received, $7.4 million in foreclosures and repossessions and $2.6 million in charge-offs. At September 30, 2014, nonaccruing commercial loans totaled $16 million or 0.19% of outstanding commercial loans, nonaccruing commercial real estate loans totaled $31 million or 1.13% of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $49 million or 2.47% of outstanding residential mortgage loans.
BOK Financial had net recoveries of $476 thousand for the third quarter of 2014 and $2.0 million for the second quarter of 2014. Gross charge-offs totaled $2.6 million for the third quarter, compared to $3.5 million for the previous quarter. Recoveries totaled $3.1 million for the third quarter of 2014 and $5.5 million for the second quarter of 2014.
After evaluating all credit factors, the Company determined that no provision for credit losses was necessary during the third quarter of 2014. The combined allowance for credit losses totaled $192 million or 1.41% of outstanding loans and 199% of nonaccruing loans at September 30, 2014. The allowance for loan losses was $191 million and the accrual for off-balance sheet credit losses was $1.2 million.
Real estate and other repossessed assets totaled $98 million at September 30, 2014, primarily consisting of $66 million of 1-4 family residential properties (including $47 million guaranteed by U.S. government agencies), $17 million of developed commercial real estate properties, $9.2 million of undeveloped land and $5.3 million of residential land and land development properties.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $9.3 billion at September 30, 2014 and $9.7 billion at June 30, 2014. At September 30, 2014, the available for sale portfolio consisted primarily of $6.9 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.1 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At September 30, 2014 the available for sale securities portfolio had a net unrealized gain of $43 million compared to a net unrealized gain of $85 million at June 30, 2014. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at September 30, 2014 decreased $28 million during the third quarter to $57 million primarily due to changes in interest rates during the quarter. Commercial mortgage-backed securities had a net unrealized loss of $27 million at September 30, 2014, compared to a net unrealized loss of $14 million at June 30, 2014.
In the third quarter of 2014, the Company recognized $146 thousand of net gains from sales of $553 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or to move into securities that will perform better in a rising rate environment.

The Company recognized minimal net gains from sales of $800 million of available for sale securities in the second quarter of 2014.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. Due to fluctuations in residential mortgage interest rates and other factors, the fair value of mortgage servicing rights increased by $5.3 million during the third quarter and decreased $6.4 million during the second quarter. The value of securities and interest rate derivative contracts held as an economic hedge decreased by $434 thousand during the third quarter and increased $4.9 million during the second quarter.

Conference Call and Webcast

The Company will hold a conference call at 9:00 a.m. central time on Wednesday, October 29, 2014 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-902-6611. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10054546.

About BOK Financial Corporation
BOK Financial Corporation is a $29 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, MBM Advisors and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2014 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	September 30, 2014	June 30, 2014	September 30, 2013
ASSETS
Cash and due from banks	$557,658	$615,479	$625,671
Interest-bearing cash and cash equivalents	2,007,901	732,395	535,313
Trading securities	169,712	101,097	150,887
Investment securities	655,091	649,937	644,225
Available for sale securities	9,306,886	9,699,146	10,372,903
Fair value option securities	175,761	185,674	167,860
Restricted equity securities	189,587	91,213	125,540
Residential mortgage loans held for sale	373,253	325,875	230,511
Loans:
Commercial	8,572,038	8,367,661	7,571,075
Commercial real estate	2,724,199	2,654,978	2,349,229
Residential mortgage	1,979,663	2,008,215	2,034,765
Consumer	407,839	396,004	395,031
Total loans	13,683,739	13,426,858	12,350,100
Allowance for loan losses	(191,244)	(190,690)	(194,325)
Loans, net of allowance	13,492,495	13,236,168	12,155,775
Premises and equipment, net	275,718	280,286	275,347
Receivables	114,374	115,991	108,435
Goodwill	377,780	377,780	359,759
Intangible assets, net	35,476	36,576	25,407
Mortgage servicing rights	173,286	155,740	140,863
Real estate and other repossessed assets, net	97,871	100,111	108,122
Derivative contracts, net	360,809	357,680	377,325
Cash surrender value of bank-owned life insurance	291,583	289,231	282,490
Receivable on unsettled securities sales	94,881	14,025	93,020
Other assets	354,898	479,366	386,914
TOTAL ASSETS	$29,105,020	$27,843,770	$27,166,367

LIABILITIES AND EQUITY
Deposits:
Demand	$8,038,129	$7,908,005	$7,331,976
Interest-bearing transaction	9,244,709	9,698,404	9,119,810
Savings	341,638	349,629	319,849
Time	2,664,580	2,615,826	2,720,020
Total deposits	20,289,056	20,571,864	19,491,655
Funds purchased	85,135	705,573	992,345
Repurchase agreements	1,026,009	1,072,375	782,418
Other borrowings	3,484,487	1,231,662	1,837,181
Subordinated debentures	347,936	347,890	347,758
Accrued interest, taxes, and expense	100,664	100,227	182,076
Due on unsettled securities purchases	8,126	124,537	114,259
Derivative contracts, net	348,687	297,851	232,544
Other liabilities	137,608	144,145	159,157
TOTAL LIABILITIES	25,827,708	24,596,124	24,139,393
Shareholders' equity:
Capital, surplus and retained earnings	3,219,798	3,163,101	2,993,870
Accumulated other comprehensive income (loss)	23,295	49,416	(2,626)
TOTAL SHAREHOLDERS' EQUITY	3,243,093	3,212,517	2,991,244
Non-controlling interests	34,219	35,129	35,730
TOTAL EQUITY	3,277,312	3,247,646	3,026,974
TOTAL LIABILITIES AND EQUITY	$29,105,020	$27,843,770	$27,166,367

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
ASSETS
Interest-bearing cash and cash equivalents	$1,217,942	$635,140	$549,473	$559,918	$654,591
Trading securities	107,909	116,186	92,409	127,011	124,689
Investment securities	641,375	658,793	671,756	672,722	621,104
Available for sale securities	9,526,727	9,800,934	10,076,942	10,434,810	10,558,677
Fair value option securities	180,268	164,684	165,515	167,490	169,299
Restricted equity securities	142,418	97,016	85,234	123,009	155,938
Residential mortgage loans held for sale	310,924	219,308	185,196	217,811	225,789
Loans:
Commercial	8,468,575	8,266,455	7,971,712	7,737,883	7,602,950
Commercial real estate	2,691,318	2,622,866	2,605,264	2,352,915	2,359,120
Residential mortgage	1,955,769	1,983,926	1,998,620	1,998,980	2,043,332
Consumer	402,916	391,214	372,330	371,798	396,694
Total loans	13,518,578	13,264,461	12,947,926	12,461,576	12,402,096
Allowance for loan losses	(191,141)	(189,329)	(186,979)	(193,309)	(201,616)
Total loans, net	13,327,437	13,075,132	12,760,947	12,268,267	12,200,480
Total earning assets	25,455,000	24,767,193	24,587,472	24,571,038	24,710,567
Cash and due from banks	493,200	481,944	473,758	324,349	386,331
Derivative contracts, net	288,682	291,325	287,363	314,530	377,664
Cash surrender value of bank-owned life insurance	290,044	287,725	285,592	283,289	280,909
Receivable on unsettled securities sales	63,277	108,825	114,708	83,016	90,014
Other assets	1,525,354	1,549,809	1,489,875	1,526,566	1,409,247
TOTAL ASSETS	$28,115,557	$27,486,821	$27,238,768	$27,102,788	$27,254,732

LIABILITIES AND EQUITY
Deposits:
Demand	$7,800,350	$7,654,225	$7,312,076	$7,356,063	$7,110,079
Interest-bearing transaction	9,473,575	9,850,991	9,900,823	9,486,136	9,276,136
Savings	342,488	355,459	336,576	323,123	317,912
Time	2,610,561	2,636,444	2,686,041	2,710,019	2,742,970
Total deposits	20,226,974	20,497,119	20,235,516	19,875,341	19,447,097
Funds purchased	320,817	574,926	1,021,755	748,074	776,356
Repurchase agreements	1,027,206	914,892	773,127	752,286	799,175
Other borrowings	2,333,961	1,294,932	1,038,747	1,551,591	2,175,747
Subordinated debentures	347,914	347,868	347,824	347,781	347,737
Derivative contracts, net	270,998	243,619	258,729	294,315	330,819
Due on unsettled securities purchases	124,952	166,521	116,295	152,078	111,998
Other liabilities	214,306	270,220	341,701	327,519	300,880
TOTAL LIABILITIES	24,867,128	24,310,097	24,133,694	24,048,985	24,289,809
Total equity	3,248,429	3,176,724	3,105,074	3,053,803	2,964,923
TOTAL LIABILITIES AND EQUITY	$28,115,557	$27,486,821	$27,238,768	$27,102,788	$27,254,732

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Interest revenue	$183,868	$185,428	$545,619	$562,251
Interest expense	17,077	17,539	50,089	54,018
Net interest revenue	166,791	167,889	495,530	508,233
Provision for credit losses	—	(8,500)	—	(16,500)
Net interest revenue after provision for credit losses	166,791	176,389	495,530	524,733
Other operating revenue:
Brokerage and trading revenue	35,263	32,338	103,835	96,963
Transaction card revenue	31,578	30,055	92,222	87,689
Fiduciary and asset management revenue	29,738	23,892	85,003	71,008
Deposit service charges and fees	22,508	24,742	68,330	71,670
Mortgage banking revenue	26,814	23,486	78,988	100,058
Bank-owned life insurance	2,326	2,408	6,706	7,870
Other revenue	10,320	8,314	28,380	26,214
Total fees and commissions	158,547	145,235	463,464	461,472
Loss on other assets, net	(501)	(377)	(4,817)	(1,576)
Gain (loss) on derivatives, net	(93)	31	1,706	(3,437)
Gain (loss) on fair value option securities, net	(332)	(80)	6,504	(12,407)
Change in fair value of mortgage servicing rights	5,281	(346)	(5,624)	16,627
Gain on available for sale securities, net	146	478	1,390	9,086
Total other-than-temporary impairment losses	—	(1,436)	—	(2,574)
Portion of loss recognized in (reclassified from) other comprehensive income	—	(73)	—	266
Net impairment losses recognized in earnings	—	(1,509)	—	(2,308)
Total other operating revenue	163,048	143,432	462,623	467,457
Other operating expense:
Personnel	123,043	125,799	351,190	379,563
Business promotion	6,160	5,355	19,151	16,578
Charitable contributions to BOKF Foundation	—	2,062	2,420	2,062
Professional fees and services	14,763	7,183	33,382	22,549
Net occupancy and equipment	18,892	17,280	54,577	50,670
Insurance	4,793	3,939	13,801	11,728
Data processing and communications	29,971	25,695	86,177	77,879
Printing, postage and supplies	3,380	3,505	10,350	10,759
Net losses and operating expenses of repossessed assets	4,966	2,014	7,516	3,542
Amortization of intangible assets	1,100	835	2,865	2,586
Mortgage banking costs	7,734	8,753	19,328	24,017
Other expense	7,032	7,878	20,888	23,268
Total other operating expense	221,834	210,298	621,645	625,201

Net income before taxes	108,005	109,523	336,508	366,989
Federal and state income taxes	31,879	33,461	106,610	121,980

Net income	76,126	76,062	229,898	245,009
Net income attributable to non-controlling interests	494	324	1,781	1,376
Net income attributable to BOK Financial Corporation shareholders	$75,632	$75,738	$228,117	$243,633

Average shares outstanding:
Basic	68,455,866	68,049,179	68,364,549	67,953,253
Diluted	68,609,765	68,272,861	68,520,591	68,175,915

Net income per share:
Basic	$1.09	$1.10	$3.30	$3.55
Diluted	$1.09	$1.10	$3.29	$3.54

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Capital:
Period-end shareholders' equity	$3,243,093	$3,212,517	$3,109,925	$3,020,049	$2,991,244
Risk weighted assets	$20,507,015	$20,216,268	$19,720,418	$19,389,381	$19,366,620
Risk-based capital ratios:
Tier 1	13.71%	13.63%	13.77%	13.77%	13.51%
Total capital	15.09%	15.38%	15.55%	15.56%	15.35%
Leverage ratio	10.22%	10.26%	10.17%	10.05%	9.80%
Tangible common equity ratio[1]	9.86%	10.20%	10.06%	9.90%	9.73%
Tier 1 common equity ratio	13.54%	13.46%	13.59%	13.59%	13.33%

Common stock:
Book value per share	$46.77	$46.39	$45.00	$43.88	$43.49
Market value per share:
High	$69.56	$70.66	$69.69	$66.32	$69.36
Low	$63.36	$61.64	$62.34	$60.81	$62.93
Cash dividends paid	$27,705	$27,706	$27,637	$27,523	$26,135
Dividend payout ratio	36.63%	36.51%	36.08%	37.72%	34.51%
Shares outstanding, net	69,344,082	69,256,958	69,111,167	68,829,450	68,787,584

Performance ratios (quarter annualized):
Return on average assets	1.07%	1.11%	1.14%	1.07%	1.10%
Return on average equity	9.24%	9.58%	10.00%	9.48%	10.13%
Net interest margin	2.67%	2.75%	2.71%	2.74%	2.75%
Efficiency ratio	66.79%	63.62%	59.69%	68.50%	66.03%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,243,093	$3,212,517	$3,109,925	$3,020,049	$2,991,244
Less: Goodwill and intangible assets, net	(413,256)	(414,356)	(396,131)	(384,323)	(385,166)
Tangible common equity	$2,829,837	$2,798,161	$2,713,794	$2,635,726	$2,606,078

Total assets	$29,105,020	$27,843,770	$27,364,714	$27,015,432	$27,166,367
Less: Goodwill and intangible assets, net	(413,256)	(414,356)	(396,131)	(384,323)	(385,166)
Tangible assets	$28,691,764	$27,429,414	$26,968,583	$26,631,109	$26,781,201

Tangible common equity ratio	9.86%	10.20%	10.06%	9.90%	9.73%

Estimated Tier 1 common equity ratio under fully phased-in Basel III:
Tier 1 common equity under existing Basel I	$2,777,436
Estimated adjustments	(33,000)
Estimated Tier 1 common equity under fully phased-in Basel III	$2,744,436

Risk weighted assets	$20,507,015
Estimated adjustments	1,275,000
Estimated risk weighted assets under fully phased-in Basel III	$21,782,015

Estimated Tier 1 common equity under fully phased-in Basel III	12.60%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Other data:
Fiduciary assets	$34,020,442	$32,716,648	$31,296,565	$30,137,092	$29,593,140
Tax equivalent adjustment	$2,739	$2,803	$2,551	$2,467	$2,565
Net unrealized gain (loss) on available for sale securities	$42,935	$85,480	$15,446	$(37,929)	$7,425

Mortgage banking:
Mortgage servicing portfolio	$15,499,653	$14,626,291	$14,045,642	$13,718,942	$13,298,479
Mortgage commitments	$537,975	$546,864	$387,755	$258,873	$351,196
Mortgage loans funded for sale	$1,394,211	$1,090,629	$727,516	$848,870	$1,080,167
Mortgage loan refinances to total fundings	26%	25%	32%	29%	30%

Net realized gains on mortgage loans sold	$17,100	$12,746	$9,179	$12,162	$19,440
Change in net unrealized gains on mortgage loans held for sale	(3,110)	5,052	2,797	(6,808)	11,618
Change in fair value of mortgage loan commitments	(5,136)	7,581	3,379	(8,292)	12,657
Change in fair value of forward sales contracts	5,839	(7,652)	(3,903)	13,669	(31,167)
Total production revenue	14,693	17,727	11,452	10,731	12,548
Servicing revenue	12,121	11,603	11,392	11,145	10,938
Total mortgage banking revenue	$26,814	$29,330	$22,844	$21,876	$23,486

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(93)	$831	$968	$(931)	$31
Gain (loss) on fair value option securities, net	(341)	4,074	2,585	(3,013)	(89)
Gain (loss) on economic hedge of mortgage servicing rights	(434)	4,905	3,553	(3,944)	(58)
Gain (loss) on changes in fair value of mortgage servicing rights	5,281	(6,444)	(4,461)	6,093	(346)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$4,847	$(1,539)	$(908)	$2,149	$(404)

Net interest revenue on fair value option securities	$830	$721	$790	$811	$741

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Interest revenue	$183,868	$182,631	$179,120	$183,120	$185,428
Interest expense	17,077	16,534	16,478	16,876	17,539
Net interest revenue	166,791	166,097	162,642	166,244	167,889
Provision for credit losses	—	—	—	(11,400)	(8,500)
Net interest revenue after provision for credit losses	166,791	166,097	162,642	177,644	176,389
Other operating revenue:
Brokerage and trading revenue	35,263	39,056	29,516	28,515	32,338
Transaction card revenue	31,578	31,510	29,134	29,134	30,055
Fiduciary and asset management revenue	29,738	29,543	25,722	25,074	23,892
Deposit service charges and fees	22,508	23,133	22,689	23,440	24,742
Mortgage banking revenue	26,814	29,330	22,844	21,876	23,486
Bank-owned life insurance	2,326	2,274	2,106	2,285	2,408
Other revenue	10,320	9,208	8,852	12,048	8,314
Total fees and commissions	158,547	164,054	140,863	142,372	145,235
Gain (loss) on other assets, net	(501)	(52)	(4,264)	651	(377)
Gain (loss) on derivatives, net	(93)	831	968	(930)	31
Gain (loss) on fair value option securities, net	(332)	4,176	2,660	(2,805)	(80)
Change in fair value of mortgage servicing rights	5,281	(6,444)	(4,461)	6,093	(346)
Gain on available for sale securities, net	146	4	1,240	1,634	478
Total other-than-temporary impairment losses	—	—	—	—	(1,436)
Portion of loss recognized in (reclassified from) other comprehensive income	—	—	—	—	(73)
Net impairment losses recognized in earnings	—	—	—	—	(1,509)
Total other operating revenue	163,048	162,569	137,006	147,015	143,432
Other operating expense:
Personnel	123,043	123,714	104,433	125,662	125,799
Business promotion	6,160	7,150	5,841	6,020	5,355
Charitable contributions to BOKF Foundation	—	—	2,420	—	2,062
Professional fees and services	14,763	11,054	7,565	10,003	7,183
Net occupancy and equipment	18,892	18,789	16,896	19,103	17,280
Insurance	4,793	4,467	4,541	4,394	3,939
Data processing and communications	29,971	29,071	27,135	28,196	25,695
Printing, postage and supplies	3,380	3,429	3,541	3,126	3,505
Net losses and operating expenses of repossessed assets	4,966	1,118	1,432	1,618	2,014
Amortization of intangible assets	1,100	949	816	842	835
Mortgage banking costs	7,734	7,960	3,634	7,071	8,753
Other expense	7,032	7,006	6,850	9,384	7,878
Total other operating expense	221,834	214,707	185,104	215,419	210,298
Net income before taxes	108,005	113,959	114,544	109,240	109,523
Federal and state income taxes	31,879	37,230	37,501	35,318	33,461
Net income	76,126	76,729	77,043	73,922	76,062
Net income attributable to non-controlling interests	494	834	453	946	324
Net income attributable to BOK Financial Corporation shareholders	$75,632	$75,895	$76,590	$72,976	$75,738

Average shares outstanding:
Basic	68,455,866	68,359,945	68,273,685	68,095,254	68,049,179
Diluted	68,609,765	68,511,378	68,436,478	68,293,758	68,272,861
Net income per share:
Basic	$1.09	$1.10	$1.11	$1.06	$1.10
Diluted	$1.09	$1.10	$1.11	$1.06	$1.10

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Commercial:
Energy	$2,551,699	$2,419,788	$2,344,072	$2,351,760	$2,311,991
Services	2,487,817	2,377,065	2,232,471	2,282,210	2,148,551
Wholesale/retail	1,273,241	1,318,151	1,225,990	1,201,364	1,181,806
Manufacturing	479,543	452,866	444,215	391,751	382,460
Healthcare	1,382,399	1,394,156	1,396,562	1,274,246	1,160,212
Other commercial and industrial	397,339	405,635	408,396	441,890	386,055
Total commercial	8,572,038	8,367,661	8,051,706	7,943,221	7,571,075

Commercial real estate:
Residential construction and land development	175,228	184,779	184,820	206,258	216,456
Retail	611,265	642,110	640,506	586,047	556,918
Office	438,909	394,217	436,264	411,499	422,043
Multifamily	739,757	677,403	662,674	576,502	520,454
Industrial	371,426	342,080	305,207	243,877	245,022
Other commercial real estate	387,614	414,389	401,936	391,170	388,336
Total commercial real estate	2,724,199	2,654,978	2,631,407	2,415,353	2,349,229

Residential mortgage:
Permanent mortgage	991,107	1,020,928	1,033,572	1,062,744	1,078,661
Permanent mortgages guaranteed by U.S. government agencies	198,488	188,087	184,822	181,598	163,919
Home equity	790,068	799,200	800,281	807,684	792,185
Total residential mortgage	1,979,663	2,008,215	2,018,675	2,052,026	2,034,765

Consumer	407,839	396,004	376,066	381,664	395,031

Total	$13,683,739	$13,426,858	$13,077,854	$12,792,264	$12,350,100

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Bank of Oklahoma:
Commercial	$3,106,264	$3,101,513	$2,782,997	$2,902,140	$2,801,979
Commercial real estate	592,865	598,790	593,282	602,010	564,141
Residential mortgage	1,481,264	1,490,171	1,505,702	1,524,212	1,497,027
Consumer	193,207	187,914	179,733	192,283	207,360
Total Bank of Oklahoma	5,373,600	5,378,388	5,061,714	5,220,645	5,070,507

Bank of Texas:
Commercial	3,169,458	3,107,808	3,161,203	3,052,274	2,858,970
Commercial real estate	1,046,322	995,182	969,804	816,574	853,857
Residential mortgage	247,117	251,290	256,332	260,544	263,945
Consumer	148,965	147,322	136,782	131,297	129,144
Total Bank of Texas	4,611,862	4,501,602	4,524,121	4,260,689	4,105,916

Bank of Albuquerque:
Commercial	378,663	381,843	351,454	342,336	325,542
Commercial real estate	313,905	309,421	305,080	308,829	306,914
Residential mortgage	130,045	137,110	131,932	133,900	131,756
Consumer	11,714	12,346	12,972	13,842	14,583
Total Bank of Albuquerque	834,327	840,720	801,438	798,907	778,795

Bank of Arkansas:
Commercial	74,866	71,859	73,804	81,556	73,063
Commercial real estate	96,874	85,633	81,181	78,264	84,364
Residential mortgage	7,492	8,334	7,898	7,922	10,466
Consumer	5,508	6,323	6,881	8,023	9,426
Total Bank of Arkansas	184,740	172,149	169,764	175,765	177,319

Colorado State Bank & Trust:
Commercial	957,917	856,323	825,315	735,626	748,331
Commercial real estate	190,812	200,995	213,850	190,355	158,320
Residential mortgage	56,705	60,360	57,345	62,821	66,475
Consumer	24,812	23,330	22,095	22,686	22,592
Total Colorado State Bank & Trust	1,230,246	1,141,008	1,118,605	1,011,488	995,718

Bank of Arizona:
Commercial	500,208	446,814	453,799	417,702	379,817
Commercial real estate	316,698	292,799	301,266	257,477	250,129
Residential mortgage	39,256	41,059	42,899	47,111	49,109
Consumer	11,201	7,821	7,145	7,887	7,059
Total Bank of Arizona	867,363	788,493	805,109	730,177	686,114

Bank of Kansas City:
Commercial	384,662	401,501	403,134	411,587	383,373
Commercial real estate	166,723	172,158	166,944	161,844	131,504
Residential mortgage	17,784	19,891	16,567	15,516	15,987
Consumer	12,432	10,948	10,458	5,646	4,867
Total Bank of Kansas City	581,601	604,498	597,103	594,593	535,731

TOTAL BOK FINANCIAL	$13,683,739	$13,426,858	$13,077,854	$12,792,264	$12,350,100

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Bank of Oklahoma:
Demand	$3,915,560	$3,785,922	$3,476,876	$3,432,940	$3,442,831
Interest-bearing:
Transaction	5,450,692	5,997,474	6,148,712	6,318,045	5,565,462
Savings	201,690	210,330	211,770	191,880	189,186
Time	1,292,738	1,195,586	1,209,002	1,214,507	1,197,617
Total interest-bearing	6,945,120	7,403,390	7,569,484	7,724,432	6,952,265
Total Bank of Oklahoma	10,860,680	11,189,312	11,046,360	11,157,372	10,395,096

Bank of Texas:
Demand	2,636,713	2,617,194	2,513,729	2,481,603	2,498,668
Interest-bearing:
Transaction	2,020,737	1,957,236	1,967,107	1,966,580	1,853,586
Savings	66,798	67,012	70,890	64,632	63,368
Time	569,929	606,248	621,925	638,465	667,873
Total interest-bearing	2,657,464	2,630,496	2,659,922	2,669,677	2,584,827
Total Bank of Texas	5,294,177	5,247,690	5,173,651	5,151,280	5,083,495

Bank of Albuquerque:
Demand	480,023	515,554	524,191	502,395	491,894
Interest-bearing:
Transaction	502,787	489,378	516,734	529,140	541,565
Savings	36,127	36,442	37,481	33,944	34,003
Time	303,074	309,540	320,352	327,281	334,946
Total interest-bearing	841,988	835,360	874,567	890,365	910,514
Total Bank of Albuquerque	1,322,011	1,350,914	1,398,758	1,392,760	1,402,408

Bank of Arkansas:
Demand	35,075	44,471	40,026	38,566	33,378
Interest-bearing:
Transaction	234,063	205,216	212,144	144,018	205,891
Savings	2,222	2,287	2,264	1,986	1,919
Time	38,811	41,155	32,312	32,949	35,184
Total interest-bearing	275,096	248,658	246,720	178,953	242,994
Total Bank of Arkansas	310,171	293,129	286,746	217,519	276,372

Colorado State Bank & Trust:
Demand	422,044	396,185	399,820	409,942	375,060
Interest-bearing:
Transaction	571,807	566,320	536,438	541,675	536,734
Savings	29,768	29,234	28,973	26,880	27,782
Time	372,401	385,252	399,948	407,088	424,225
Total interest-bearing	973,976	980,806	965,359	975,643	988,741
Total Colorado State Bank & Trust	1,396,020	1,376,991	1,365,179	1,385,585	1,363,801

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Bank of Arizona:
Demand	279,811	293,836	265,149	204,092	188,365
Interest-bearing:
Transaction	336,584	379,170	409,200	364,736	339,158
Savings	3,718	2,813	2,711	2,432	2,511
Time	38,842	37,666	37,989	34,391	36,285
Total interest-bearing	379,144	419,649	449,900	401,559	377,954
Total Bank of Arizona	658,955	713,485	715,049	605,651	566,319

Bank of Kansas City:
Demand	268,903	254,843	252,496	246,739	301,780
Interest-bearing:
Transaction	128,039	103,610	109,321	69,857	77,414
Savings	1,315	1,511	1,507	1,252	1,080
Time	48,785	40,379	40,646	41,312	23,890
Total interest-bearing	178,139	145,500	151,474	112,421	102,384
Total Bank of Kansas City	447,042	400,343	403,970	359,160	404,164

TOTAL BOK FINANCIAL	$20,289,056	$20,571,864	$20,389,713	$20,269,327	$19,491,655

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.20%	0.24%	0.20%	0.18%	0.22%
Trading securities	2.67%	2.40%	2.85%	1.73%	2.25%
Investment securities:
Taxable	5.66%	5.64%	5.64%	5.75%	5.78%
Tax-exempt	1.56%	1.63%	1.67%	1.66%	1.60%
Total investment securities	3.03%	3.01%	3.04%	3.12%	3.22%
Available for sale securities:
Taxable	1.94%	1.94%	1.90%	1.89%	1.92%
Tax-exempt	3.14%	4.44%	3.11%	2.74%	2.81%
Total available for sale securities	1.95%	1.96%	1.91%	1.89%	1.93%
Fair value option securities	2.05%	1.94%	1.99%	2.06%	1.80%
Restricted equity securities	5.99%	5.26%	4.68%	5.06%	3.05%
Residential mortgage loans held for sale	3.79%	4.63%	3.46%	4.16%	3.87%
Loans	3.78%	3.85%	3.89%	4.01%	4.06%
Allowance for loan losses
Loans, net of allowance	3.83%	3.91%	3.95%	4.07%	4.13%
Total tax-equivalent yield on earning assets	2.93%	3.02%	2.99%	3.02%	3.03%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.10%	0.10%	0.10%	0.11%	0.11%
Savings	0.12%	0.12%	0.12%	0.12%	0.13%
Time	1.56%	1.55%	1.56%	1.55%	1.55%
Total interest-bearing deposits	0.41%	0.40%	0.41%	0.42%	0.43%
Funds purchased	0.07%	0.07%	0.06%	0.08%	0.07%
Repurchase agreements	0.05%	0.08%	0.08%	0.06%	0.06%
Other borrowings	0.34%	0.40%	0.40%	0.31%	0.28%
Subordinated debt	2.46%	2.52%	2.52%	2.48%	2.52%
Total cost of interest-bearing liabilities	0.41%	0.42%	0.41%	0.42%	0.42%
Tax-equivalent net interest revenue spread	2.52%	2.60%	2.58%	2.60%	2.61%
Effect of noninterest-bearing funding sources and other	0.15%	0.15%	0.13%	0.14%	0.14%
Tax-equivalent net interest margin	2.67%	2.75%	2.71%	2.74%	2.75%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Nonperforming assets:
Nonaccruing loans:
Commercial	$16,404	$17,103	$19,047	$16,760	$19,522
Commercial real estate	30,660	34,472	39,305	40,850	52,502
Residential mortgage	48,907	44,340	45,380	42,320	39,256
Consumer	580	765	974	1,219	1,624
Total nonaccruing loans	96,551	96,680	104,706	101,149	112,904
Accruing renegotiated loans guaranteed by U.S. government agencies	70,459	57,818	55,507	54,322	50,099
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies	46,809	49,720	45,638	37,431	37,906
Other	51,062	50,391	49,877	54,841	70,216
Total real estate and other repossessed assets	97,871	100,111	95,515	92,272	108,122
Total nonperforming assets	$264,881	$254,609	$255,728	$247,743	$271,125
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$143,778	$145,124	$153,011	$155,213	$182,543

Nonaccruing loans by loan class:
Commercial:
Energy	$1,508	$1,619	$1,759	$1,860	$1,953
Services	3,584	3,669	4,581	4,922	6,927
Wholesale / retail	5,502	5,885	6,854	6,969	7,223
Manufacturing	3,482	3,507	3,565	592	843
Healthcare	1,417	1,422	1,443	1,586	1,733
Other commercial and industrial	911	1,001	845	831	843
Total commercial	16,404	17,103	19,047	16,760	19,522
Commercial real estate:
Residential construction and land development	14,634	15,146	16,547	17,377	20,784
Retail	4,009	4,199	4,626	4,857	7,914
Office	3,499	3,591	6,301	6,391	6,838
Multifamily	—	—	—	7	4,350
Industrial	—	631	886	252	—
Other commercial real estate	8,518	10,905	10,945	11,966	12,616
Total commercial real estate	30,660	34,472	39,305	40,850	52,502
Residential mortgage:
Permanent mortgage	35,137	32,952	36,342	34,279	31,797
Permanent mortgage guaranteed by U.S. government agencies	3,835	1,947	1,572	777	577
Home equity	9,935	9,441	7,466	7,264	6,882
Total residential mortgage	48,907	44,340	45,380	42,320	39,256
Consumer	580	765	974	1,219	1,624
Total nonaccruing loans	$96,551	$96,680	$104,706	$101,149	$112,904

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Performing loans 90 days past due[1]	$25	$67	$1,991	$1,415	$188

Gross charge-offs	$(2,638)	$(3,522)	$(2,848)	$(3,113)	$(4,708)
Recoveries	3,114	5,524	5,360	6,068	4,409
Net recoveries (charge-offs)	$476	$2,002	$2,512	$2,955	$(299)

Provision for credit losses	$—	$—	$—	$(11,400)	$(8,500)

Allowance for loan losses to period end loans	1.40%	1.42%	1.44%	1.45%	1.57%
Combined allowance for credit losses to period end loans	1.41%	1.43%	1.45%	1.47%	1.59%
Nonperforming assets to period end loans and repossessed assets	1.92%	1.88%	1.94%	1.92%	2.18%
Net charge-offs (annualized) to average loans	(0.01)%	(0.06)%	(0.08)%	(0.09)%	0.01%
Allowance for loan losses to nonaccruing loans	198.08%	197.24%	179.86%	183.29%	172.12%
Combined allowance for credit losses to nonaccruing loans	199.35%	198.59%	181.46%	185.35%	173.54%

[1] Excludes residential mortgage loans guaranteed by agencies of the U.S. government.